EXHIBIT C


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8
(File Nos. 2-53006, 33-21719, 33-25774, 33-27144, 33-44551, 33-49060,
33-51005 and 33-56289) of our reports dated January 25, 1995, on our audits of the consolidated financial statements and financial statement schedules of The Dun & Bradstreet Corporation as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which reports are incorporated by reference or included in this Form 10-K.




                                            COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
March 27, 1995






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